                                 WORKSTREAM INC.

                            MANAGEMENT PROXY CIRCULAR

                             MANAGEMENT SOLICITATION

         This management proxy circular is furnished in connection with the solicitation of proxies by, or on behalf of, the management of Workstream Inc. ("Workstream"), incorporated under the laws of Canada, for use at the annual and special meeting of the shareholders of Workstream (the "Meeting") to be held on the 7th day of November, 2002 at the hour of 10:00 a.m. (Ottawa time) at the offices of Workstream, 495 March Road, Suite 300, Ottawa, Ontario and at any adjournment or adjournments thereof for the purposes set forth in the Notice of Meeting. Except as otherwise stated, the information contained herein is given as of September 12, 2002.

                                     PROXIES
                                     -------

         THE ENCLOSED PROXY IS BEING SOLICITED BY OR ON BEHALF OF OUR MANAGEMENT and the cost of such solicitation will be borne by us. The solicitation of proxies will be primarily by mail, but proxies may also be solicited by our officers and employees or by our transfer agent and registrar. We do not expect solicitation expenses to exceed $4,000.00.

         The persons named in the enclosed form of proxy are our directors and officers. A shareholder desiring to appoint some other person to represent him/her at the Meeting may do so by inserting such person's name in the blank space provided in the form of the proxy or by completing another form of proxy and in either case delivering the completed proxy to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Proxy Department, not later than the day preceding the Meeting or by depositing it with the Chairman of the Meeting prior to the commencement of the Meeting. It is the responsibility of the shareholder appointing some other person to represent him/her to inform such person that he/she has been so appointed. The proxy must be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof, duly authorized. The execution or exercise of a proxy does not constitute a written objection for the purposes of section 190(5) of the Canada Business Corporations Act (the "Act"). See "Shareholders Right to Dissent" below.

         A shareholder executing the enclosed form of proxy has the right to revoke it under subsection 148(4) of the Act. A shareholder may revoke a proxy by depositing an instrument in writing executed by him/her or by his/her attorney authorized in writing at our head office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment or adjournments thereof, at which the proxy is to be used or with the Chairman of the Meeting on the day of the Meeting or any adjournment or adjournments thereof or in any other manner permitted by law.

         The common shares of Workstream (hereinafter sometimes called the "Shares") represented by the proxy will be voted, for or against, or withheld from voting, in accordance with the instructions of the shareholder on any ballot that may be called for. IF A SHAREHOLDER DOES NOT SPECIFY THAT ITS SHARES ARE TO BE WITHHELD FROM VOTING WITH RESPECT TO THE ELECTION OF DIRECTORS, AND/OR THE APPOINTMENT OF AUDITOR, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEE DIRECTORS SPECIFIED IN THIS MANAGEMENT PROXY CIRCULAR, AND THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR AUDITOR ON ANY BALLOT THAT MAY BE CALLED FOR. IF CHOICES ARE NOT SPECIFIED BY A SHAREHOLDER WITH RESPECT TO THE SPECIAL RESOLUTION APPROVING THE AMENDMENT TO OUR ARTICLES OF INCORPORATION OR THE RESOLUTION APPROVING THE AMENDMENTS TO OUR STOCK OPTION PLAN, SUCH SHARES WILL BE VOTED IN FAVOR OF SUCH RESOLUTION ON ANY BALLOT THAT MAY BE CALLED FOR.

         If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, the enclosed form of proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting.


                      AUTHORIZED CAPITAL, VOTING SHARES AND
                      -------------------------------------
                            PRINCIPAL HOLDERS THEREOF
                            -------------------------

         The common shares are our only authorized class of shares. We are authorized to issue an unlimited number of common shares. The common shares are listed on the Nasdaq SmallCap Market under the trading symbol "WSTM" and on the Boston Stock Exchange under the trading symbol "ERM."

         The holders of the common shares are entitled to one (1) vote at any meeting of our shareholders for each common share held.

         Our shareholders of record as at the close of business on the day immediately preceding the date of the Notice of Meeting are entitled to receive notice of, and vote at, the Meeting. As of September 12, 2002, 19,084,223 common shares were issued and outstanding.

         Unless otherwise indicated, all references in this document to dollar amounts are to U.S. dollars.

         The following table sets forth certain information regarding the beneficial ownership of our common shares as of September 12, 2002, by: (i) each person known by us to be the beneficial owner of more than five percent (5%) of our common shares; (ii) each of our directors; (iii) our Chief Executive Officer and each other executive officer who earned more than $100,000 during fiscal year 2002 (collectively, the "Named Executives"); and (iv) all executive officers and directors as a group. Unless otherwise indicated, the principal address of each beneficial owner listed below is c/o Workstream Inc., 495 March Road, Suite 300, Ottawa, Ontario, K2K 3G1, Canada.

------------------------------ -------------------------------- -------------------------
                               Number of Common
Name & Address of              Shares Beneficially              Percentage of
Beneficial Owner               Owned (1)                        Class
------------------------------ -------------------------------- -------------------------
Paul Champagne                 2,392,921                        12.5%
P.O. Box 4085 Station A
Toronto, Ontario M5W2X6
------------------------------ -------------------------------- -------------------------
Stanton Trust                  1,149,738                        6.0%
24 Rosenfeld Cres. Kanata,
Ontario K2K2L2
------------------------------ -------------------------------- -------------------------
Van Wagoner Funds              1,076,137                        5.6%
345 California Street
Suite 2450
San Francisco, CA 94104
------------------------------ -------------------------------- -------------------------
Michael Mullarkey              3,937,500 (2)                    20.6%
------------------------------ -------------------------------- -------------------------
Andrew Hinchliff               71,637 (3)                       *
------------------------------ -------------------------------- -------------------------
David Padgett                  33,333 (3)                       *
------------------------------ -------------------------------- -------------------------
Arthur Halloran                33,333 (3)                       *
------------------------------ -------------------------------- -------------------------
Matthew J. Ebbs                407,540 (4)                      2.1%
------------------------------ -------------------------------- -------------------------
Michael A. Gerrior             --                               --
------------------------------ -------------------------------- -------------------------
Thomas Danis                   --                               --
------------------------------ -------------------------------- -------------------------
Cholo Manso                    22,000                           *
------------------------------ -------------------------------- -------------------------
All executive officers         4,732,954 (5)                    24.8%
and directors as a
group (11 persons)
------------------------------ -------------------------------- -------------------------

* Less than 1%

(1) With respect to each stockholder, includes any shares issuable upon exercise of options held by such stockholder that are or will become exercisable within 60 days of September 12, 2002.
(2) Does not include 437,500 shares held in escrow in connection with our acquisition of Paula Allen Holdings, Inc.
(3) Consists of common shares issuable upon the exercise of stock options.
(4) Includes 33,333 common shares issuable upon the exercise of stock options.
(5) Includes 368,229 common shares issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

            As of May 31, 2002, we were a "foreign private issuer," as that term is defined in Rule 3b-4 of the Securities Exchange Act of 1934 (the "Exchange Act"). A foreign private issuer is exempt from Section 16 of the Exchange Act pursuant to Rule 3a12-3 under the Exchange Act. We did not qualify as a foreign private issuer from November 2001 until May 2002. As a result, during that time period our executive officers, directors and beneficial owners of more than ten percent of our common shares were subject to Section 16 of the Exchange Act and were required to file reports with the Securities and Exchange Commission relating to their ownership of and transactions in our equity securities. Based on our records and other information, we believe that all Section 16(a) filing requirements were met for the fiscal year ending May 31, 2002, except that Michael Mullarkey, our Chairman and Chief Executive Officer, inadvertently filed an untimely Form 4 upon receiving additional common shares which were released from escrow in connection with our acquisition of Paula Allen Holdings, Inc. during the time period when we failed to qualify as a foreign private issuer.

                              ELECTION OF DIRECTORS
                              ---------------------

         The term of office of each of the current directors is due to expire immediately prior to the election of directors at the Meeting.

         The name of each person nominated for election to the Board of Directors and their pertinent information, including principal occupation or employment, all major positions and offices presently held with Workstream, age, year first elected a director of Workstream and the approximate number of Shares beneficially owned or controlled by such person are set out in the table below. The Board does not have a nominating or similar committee. The six nominees receiving a majority of the votes cast for director will be elected. Management recommends voting "FOR" the nominees for director.

----------------------------- ----------------------------- ------- ------------- ------------------------------
                                                                                  Common Shares of
                                                                       Year       Workstream beneficially
                              Present Principal                        First      owned, directly or
Name & Municipality           Occupation and Position                 Became a    indirectly, or controlled or
of Residence                  with Workstream                 Age     Director    directed
----------------------------- ----------------------------- ------- ------------- ------------------------------
Michael Mullarkey             Chairman of the Board of        34        2001      3,937,500 (1)
Lake Forest, Illinois,        Directors and Chief
USA                           Executive Officer of
                              Workstream
----------------------------- ----------------------------- ------- ------------- ------------------------------
Arthur Halloran               President, Chief Operating      56        2001      33,333 (2)
New York, New York,           Officer and Director of
USA                           Workstream
----------------------------- ----------------------------- ------- ------------- ------------------------------
Matthew J. Ebbs (3)           Recovery Service                37        1999      407,540 (4)
Ottawa, Ontario, Canada       Manager of Export
                              Development Corporation
                              and Director of
                              Workstream
----------------------------- ----------------------------- ------- ------------- ------------------------------

----------------------------- ----------------------------- ------- ------------- ------------------------------
                                                                                  Common Shares of
                                                                       Year       Workstream beneficially
                              Present Principal                        First      owned, directly or
Name & Municipality           Occupation and Position                 Became a    indirectly, or controlled or
of Residence                  with Workstream                 Age     Director    directed
----------------------------- ----------------------------- ------- ------------- ------------------------------
Michael A. Gerrior            Partner of Perley-              52        2001      --
Ottawa, Ontario, Canada       Robertson, Hill &
                              McDougall LLP and
                              Director of Workstream
----------------------------- ----------------------------- ------- ------------- ------------------------------
Thomas Danis (3)              Managing Director of Aon        55        2001      --
St. Louis, Missouri, USA      Corporation and Director
                              of Workstream
----------------------------- ----------------------------- ------- ------------- ------------------------------
Cholo Manso (3)               Chief Executive Officer of      39        2001      22,000
Ottawa, Ontario, Canada       Zivex Services Inc. and
                              Director of Workstream
----------------------------- ----------------------------- ------- ------------- ------------------------------

(1) Does not include 437,500 shares held in escrow in connection with our acquisition of Paula Allen Holdings, Inc.
(2) Consists of common shares issuable upon the exercise of stock options.
(3) Member of the Audit Committee of the Board of Directors.
(4) Includes 33,333 common shares issuable upon the exercise of stock options.


         Michael Mullarkey has been our Chairman of the Board of Directors since November 2001 and Chief Executive Officer since April 2001. From April 2001 to November 2001, Mr. Mullarkey also served as our President. From January 2001 to April 2001, Mr. Mullarkey was a major investor in Paula Allen Holdings, Inc., a full service outplacement firm in the United States, which we acquired in April 2001. From January 1998 to September 1999, Mr. Mullarkey was the co-founder and managing director of Information Technology Mergers & Acquisitions, LLC, an investment capital group managing private equity funding and investing in emerging technology markets and organizations. From March 1997 to December 1998, he was the Senior Vice President of sales and marketing for Allin Communications Corp., a publicly traded enterprise solution provider. From October 1989 to February 1997, Mr. Mullarkey was Vice President and General Manager at Sony Corporation of America, a US subsidiary of Sony Corporation.

         Arthur Halloran has been our President and Chief Operating Officer since November 2001 and a member of our Board of Directors since May 2001. From October 1989 to October 2001, Mr. Halloran was with Sony Electronics Inc. with his most recent position being Senior Vice President Senior General Manager Specialty Sales and Marketing where he was responsible for retail operations and incentive marketing. From September 1999 to April 2000, Mr. Halloran was the President, Business Solutions Company responsible for the creation and development of the first Sony company to address all of the Sony Electronic business units. From December 1990 to September 1999, Mr. Halloran was the Vice President, Diversified Markets responsible for the non-retail/non-traditional markets of Sony Electronics.

         Matthew Ebbs has been a member of our Board of Directors and audit committee since October 1999. Presently, Mr. Ebbs is the Recovery Service Manager with Export Development Corporation. Until October 2001, Mr. Ebbs was the Chairman, Chief Executive Officer and a director of LuxurySquare.com Corporation, an electronic business and online catalogue company. From January 1998 to April 2000, Mr. Ebbs had been a member of Perley-Robertson, Hill & McDougall LLP, our Canadian legal counsel. From February 1993 to December 1997, Mr. Ebbs was a lawyer at the firm of Ebbs and Ebbs.

         Michael A. Gerrior has been a member of our Board of Directors since April 2001. From 1988 to present, Mr. Gerrior has been with Perley-Robertson, Hill & McDougall LLP, a law firm of which he is a partner. Mr. Gerrior assists his clients with mergers and acquisitions, securities matters and corporate governance. He has concluded private placements, venture capital transactions, and public offerings on various exchanges, including NASDAQ, CDNX and TSX. Mr. Gerrior is also a board member of the Ottawa Senators Hockey Club.

         Thomas Danis joined our Board of Directors and audit committee in July 2001. Mr. Danis is currently the Managing Director of Aon Corporation. During 2001, Mr. Danis was the Market Area Leader for Southern California with Aon Risk Services responsible for the offices in this area. From 1993 to 2000, Mr. Danis was the Managing Director of the Mergers & Acquisitions Practice as Global Head Senior Executive of Sales in charge of the sales offices of the mid-River area of Aon Risk Services. Mr. Danis serves on the Board of Directors of International Wire Group, Inc., which is a privately-held company that manufactures wires for sale to computer and date communications companies.

         Cholo Manso joined our Board of Directors and audit committee in July 2001. He is the Chief Executive Officer of Zivex Services Inc., an Information Technology utility infrastructure provider. From March 2001 to October 2001, Mr. Manso was the Chief Executive Officer of ThunderStore (North America) Inc. where he was responsible for the software distribution channel for proprietary ThunderStore content security in North America. From September 1999 to May 2001, Mr. Manso was the President of Avemore International Inc., which is a consulting company that focuses on advising angel investors. From November 1996 to September 1999, Mr. Manso was the Chief Executive Officer and founder of Quarterdeck Consulting Inc., a company that specialized in sales of security software, hardware, consulting and maintenance services to the Canadian Federal Government and the private sector.

Meetings and Committees of the Board of Directors

         During fiscal 2002, the Board of Directors held 9 formal meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he served during fiscal 2002.

         The Board has established an Audit Committee. The Audit Committee is comprised of Matthew Ebbs (Chairman), Thomas Danis and Cholo Manso. The Audit Committee recommends to the Board the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, internal accounting controls and audit practices and professional services rendered to us by such independent accountants. The Audit Committee also makes recommendations to the Board on the compensation of the Chief Executive Officer, President and Chief Financial Officer and administers our stock option plan. We do not have an Executive Committee.

         The Audit Committee held 5 formal meetings during fiscal year 2002. For a period of time during fiscal year 2002 Cholo Manso served as one of our Vice Presidents but has since resigned from his position with us. Currently, each member of the Audit Committee is "independent" as defined in NASD Rule 4200(a). The Board has adopted a written charter for the Audit Committee. A copy of the charter is included as Exhibit B to this proxy statement.


Compensation of Directors

         All directors are entitled to reimbursement of their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.


                             EXECUTIVE COMPENSATION
                             ----------------------

Summary Compensation Table

         The following table sets forth the cash compensation as well as certain other compensation earned during the fiscal years indicated by our Named Executives.

---------------------------- -------------------------------------------------- ------------------- -------------------
                             Annual Compensation                                Long- Term
                                                                                Compensation
                                                                                Awards
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------

Name and           Year      Salary           Bonus         Other Annual        Securities          All Other
Principal                    ($)              ($)           Compensation        Underlying          Compensation
Position                                                    ($)                 Options (#)(1)      ($)
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------
Michael            2002      $83,333 (2)      $300,000      ---                 ---                 $2,279 (3)
Mullarkey,         2001      ---              ---           ---                 ---                 ---
Chief Executive
Officer
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------
Andrew             2002      $81,364          $39,038       ---                 ---                 ---
Hinchliff,         2001      $59,682 (4)      $31,841       ---                 107,000             ---
Senior Vice
President, North
American Sales
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------
David Padgett,     2002      $101,577 (5)     ---           ---                 100,000             ---
Senior Vice
President, Sales
Transition
Service
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------

Notes to Summary Compensation Table:

(1) Represents number of common shares underlying options granted under our 2001 Amended and Restated Stock Option Plan.
(2) Mr. Mullarkey joined us in April 2001 and received no salary until January 1, 2002. Beginning January 1, 2002, Mr. Mullarkey's annual salary was $200,000. As of May 31, 2002, all salary and bonuses have been deferred.
(3) Represents insurance premiums paid with respect to a $5,000,000 term life insurance policy on the life of Mr. Mullarkey.
(4)      Mr. Hinchliff joined us in November 2000.
(5) Mr. Padgett joined us in July 2001 and was being compensated on the basis of an annual base salary of $126,000 at the end of fiscal 2002. Mr. Padgett resigned as an officer on May 30, 2002.

Stock Option Grants

The following table sets forth certain information with respect to stock options to purchase our common shares that were granted to each of the Named Executives during the year ended May 31, 2002.

-------------- ------------- ---------------- ----------- ---------- --------------- ---------------------------------------
                                                                                         Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock Price
                                                                                        Appreciation for Option Term (2)
-------------- ------------- ---------------- ----------- ---------- --------------- ---------------------------------------
    Name         Number of      % of Total     Exercise    Market      Expiration      0% ($)       5% ($)       10% ($)
                   Common         Options      Price Per   Value of       Date
                   Shares       Granted to       Share     Option
                   Under         Employees     ($/Share)   Shares
                  Options        in Fiscal                 on the
                  Granted        Year 2002                 Date of
                    (1)                                     Grant
-------------- ------------- ---------------- ----------- ---------- --------------- ------------ ------------ -------------
Michael             --             --             --         --            --            --           --            --
Mullarkey
-------------- ------------- ---------------- ----------- ---------- --------------- ------------ ------------ -------------
Andrew              --             --             --         --            --            --           --            --
Hinchliff
-------------- ------------- ---------------- ----------- ---------- --------------- ------------ ------------ -------------
David            100,000          8.4%          $2.20       $2.45      10/1/2006       $25,000      $92,669      $174,575
Padgett (3)
-------------- ------------- ---------------- ----------- ---------- --------------- ------------ ------------ -------------

(1) The options were granted under our 2001 Amended and Restated Stock Option Plan. All of the options granted vest in three equal annual installments beginning on the first anniversary of their grant.
(2) Illustrates the value that might be received upon exercise of options immediately prior to the assumed expiration of their term at the specified compounded rates of appreciation based on the market price for the common stock when the options were granted. Assumed rates of appreciation are not necessarily indicative of future stock performance.
(3)   Resigned as an officer of Workstream on May 30, 2002.

Stock Option Exercises and Holdings

         The following table sets forth for each of the Named Executives certain information with respect to stock options exercised during the year ended May 31, 2002 and the number and value of exercisable and unexercisable options held by the Named Executives as of May 31, 2002.

----------------------- ------------ ------------- ------------------------------------ ------------------------------------
                          Shares        Value
         Name            Acquired      Realized      Number of Securities Underlying
                        on Exercise      ($)          Unexercised Options at Fiscal         Value of Unexercised In-the-
                            (#)                                 Year-End                Money Options at Fiscal Year-End (1)
                                                      Exercisable/Unexercisable (#)       Exerciseable/Unexerciseable ($)
----------------------- ------------ ------------- ------------------------------------ ------------------------------------
Michael Mullarkey           --            --                       0/0                                 $0/$0
----------------------- ------------ ------------- ------------------------------------ ------------------------------------
Andrew Hinchliff            --            --                  38,303/68,697                       $49,493/$83,877
----------------------- ------------ ------------- ------------------------------------ ------------------------------------
David Padgett (2)           --            --                    0/100,000                           $0/$171,000
----------------------- ------------ ------------- ------------------------------------ ------------------------------------

(1) The value of unexercised in-the-money options is based on the difference between the last sale price of a share of our common shares as reported on the NASDAQ Small Cap Market on May 31, 2002 ($3.91) and the exercise price of the options, multiplied by the number of options.
(2)   Resigned as an officer on May 30, 2002.

                            Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of May 31, 2002:

---------------------------- -------------------------- -------------------------- --------------------------
Plan Category                Number of securities to    Weighted-average           Number of securities
                             be issued upon exercise    exercise price of          remaining available for
                             of outstanding options,    outstanding options,       future issuance under
                             warrants and rights        warrants and rights        equity compensation
                                        (a)                           (b)          plans excluding
                                                                                   securities reflected in
                                                                                   column (a)
                                                                                          (c)
---------------------------- -------------------------- -------------------------- --------------------------
Equity                               1,881,295                    $2.64                     618,705
compensation plans
approved by
security holders
---------------------------- -------------------------- -------------------------- --------------------------
Equity                                   --                         --                         --
compensation plans
not approved by
security holders
---------------------------- -------------------------- -------------------------- --------------------------
Total                                1,881,295                    $2.64                     618,705
---------------------------- -------------------------- -------------------------- --------------------------

Employment Contracts and Termination of Employment

         In July 2001, we entered into an employment agreement with Michael Mullarkey to serve as our Chief Executive Officer at a minimum annual salary of $200,000. The employment agreement has a two-year term expiring in July 2003 that is automatically renewable at the end of such term for an additional year and each year thereafter unless either party gives notice of nonrenewal. Mr. Mullarkey is also entitled to receive, at the discretion of our Board of Directors, a performance bonus as well as an additional bonus of $100,000 for any significant approved corporate transaction. Under the agreement, Mr. Mullarkey also receives a car allowance of $800 monthly as well as short-term and long-term disability coverage and term life insurance coverage of $5,000,000, provided that the monthly premiums for such term life insurance do not exceed certain amounts. In the event we elect to terminate Mr. Mullarkey's employment other than for "cause" (as defined in the agreement) within two years of the signing of the agreement, Mr. Mullarkey would be entitled to 12 months salary and benefits. In the event we terminate Mr. Mullarkey's employment two years after the signing of the agreement other than for "cause," Mr. Mullarkey would be entitled to 24 months salary and benefits. In the event we elect to terminate Mr. Mullarkey's employment for "cause" at any time during the agreement, Mr. Mullarkey will continue to receive his salary until the date his employment is terminated.

Report of the Audit Committee

         The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures covered under the letter from independent auditors, required by Independent Standards Board No. 1 (Independent Discussions with Audit Committees), and has discussed with the auditors their independence from Workstream and its management. Finally, the Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence.

         Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Workstream's Annual Report on Form 10-K for the year ended May 31, 2002, for filing with the United States Securities and Exchange Commission.

         Submitted by the Audit Committee:

                  Matthew Ebbs (Chairman)
                  Thomas Danis
                  Cholo Manso


Fees Paid to Auditors

         As part of its duties, the Audit Committee has also considered whether the provision of services other than audit services by the independent auditors to us is compatible with maintaining the accountants' independence. The fees for all services provided by our independent auditors to us during fiscal year 2002 are as follows:

         Audit Fees

         Amounts billed by PricewaterhouseCoopers LLP for services rendered in connection with the audit of our financial statements for the fiscal year ended May 31, 2002 and the reviews of our quarterly financial statements were CDN$235,284.

         Financial Information Systems Design and Implementation Fees

         PricewaterhouseCoopers LLP provided no information technology services relating to financial information systems design and implementation during fiscal year 2002.

         All Other Fees

         Amounts billed by PricewaterhouseCoopers LLP for all other professional services rendered to us in fiscal 2002 were CDN$185,488. These fees relate to auditing and review of acquisitions, tax consultation and compliance services, and review of filings with the Securities and Exchange Commission.


                             APPOINTMENT OF AUDITORS
                             -----------------------

         Management proposes to reappoint PricewaterhouseCoopers LLP as the auditors of Workstream, to hold office until the close of the next annual meeting of shareholders. PricewaterhouseCoopers LLP was first appointed auditor of Workstream on November 28, 1997. A representative of PricewaterhouseCoopers LLP is expected to be at the Meeting. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions. It is intended that on any ballot that may be called relating to the appointment of auditors, the Shares represented by proxies in favor of management nominees will be voted in favor of the appointment of PricewaterhouseCoopers LLP as auditors of Workstream, unless a shareholder has specified in his proxy that his shares are to be withheld from voting in the appointment of auditors. The affirmative vote of a majority of the votes cast is required to ratify the reappointment of PricewaterhouseCoopers LLP. Management recommends voting "FOR" ratification.

                            REMUNERATION OF AUDITORS
                            ------------------------

         In the past, the directors have negotiated with our auditors on an arms-length basis in determining the fees to be paid to the auditors. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors. Accordingly, on any ballot that may be called for relating to the authorization of the directors to fix the remuneration of the auditors, the shares represented by proxies in favor of management nominees will be voted in favor of the resolution authorizing the directors to fix the remuneration of the auditors, unless the shareholder has specified in his proxy that his shares are to be withheld from voting in the authorization of the directors to fix the remuneration of the auditors.

                              MATERIAL TRANSACTIONS
                              ---------------------

         During the fiscal year ended May 31, 2002, no funds were advanced by us to any of our shareholders or any affiliate of a shareholder who is one of our directors, officers or employees, or to an associate of any such shareholder.

         Except as set forth below, all material transactions which have occurred since June 1, 2002 are described in the annual report enclosed herewith.


Purchase of Shares of Xylo, Inc.

         On September 13, 2002, we acquired 100% of the outstanding stock of Xylo, Inc., a Washington based company delivering Web-based work/life benefits solutions to Fortune 500 companies. As consideration for the purchase, we issued to the shareholders of Xylo 1,033,058 Shares valued at approximately $2,500,000. Xylo shareholders received 702,469 Shares at closing, with the remaining 330,579 Shares placed in escrow pending achievement of certain revenue targets.

                       DIRECTORS' AND OFFICERS' INSURANCE
                       ----------------------------------

         During the fiscal year ended May 31, 2002, we paid a premium of $68,000 for our directors' and officers' liability insurance policy. The amount of coverage under such policy is $5,000,000.

Report on Executive Compensation

         We do not have a compensation committee but instead our audit committee performs equivalent functions of a compensation committee. Matthew Ebbs, Thomas Danis and Cholo Manso served on our audit committee during fiscal year 2002.

         Our philosophy in determining the compensation of our executive officers is to encourage performance in order to maintain our position in a highly competitive environment. As a result, the compensation package consists of salaries which provide a reasonable level of remuneration and broad distribution of employee stock options. Given the nature of the industry, the performance of the stock is sensitive to our financial performance and as such provides a compensation structure which encourages active support of our competitive efforts.

         The Audit Committee, formed in February of 2000, believes that base salaries must be "competitive" and also recognize the job performance and contribution of employees. Salaries are determined annually. The salaries for the fiscal year ended May 31, 2002 were the expected market averages for comparable positions in comparably sized companies and were determined utilizing an executive compensation survey. Salaries are paid within the range at levels which reflect the performance and contribution of employees.

         The salaries of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are determined by the Audit Committee upon reliance on market data to assess their adequacy. Decisions to adjust the executive officers' salaries take into account ranges for comparable positions and the quality of the job performance demonstrated by the executive officers, as evidenced by the growth and initiatives undertaken by us to strengthen and enhance our competitiveness. The executive officers also participate in our 2001 Amended and Restated Stock Option Plan.

         Michael Mullarkey, Arthur Halloran and Paul Haggard each have formal employment agreements which establish their annual salary and fringe benefits. Pursuant to the terms of his employment agreement, Mr. Mullarkey, our Chief Executive Officer and Chairman, received a cash bonus of $300,000 during fiscal year 2002. Such bonus was granted for his efforts in connection with our acquisitions made during fiscal year 2002. Mr. Mullarkey, however, has elected to defer payment of such bonus.

Performance Graph

         The following graph compares the percentage change in the cumulative total shareholder return on the common shares from the date of our initial public offering in December 1999 with the cumulative total return of Standard & Poor's 500 Stock Index and a peer group index during such period. The companies used in the peer group index consist of TMP Worldwide and Webhire Inc., each of which provides recruiting solutions. The comparison assumes that $100 was invested at the beginning of such period in our common shares and in each of the foregoing indices and assumes the reinvestment of any dividends.


                                [GRAPHIC OMITTED]




         This report is submitted on behalf of the Audit Committee of the Board.


Signed by:


Matthew Ebbs

                     PARTICULARS OF MATTERS TO BE ACTED UPON
                     ---------------------------------------

Articles of Amendment

         In connection with our sale to Sands Brothers Venture Capital III LLC, Crestview Capital Fund, L.P. and their respective affiliated entities of an aggregate of $2,900,000 principal amount of our 8% Senior Subordinated Convertible Notes, we agreed that, subject to obtaining the requisite shareholder approval, we would amend our Articles of Incorporation to provide for the creation of an unlimited number of Class A Preferred Shares to be designated Series A Convertible Preferred Shares, no par value per share (the "Series A Shares"). Accordingly, shareholders are being asked to approve a special resolution, the form of which is attached hereto as Exhibit "A," to authorize the creation of the Series A Shares.

         The rights attaching to the Series A Shares are set forth in Exhibit "A" and may be summarized as follows:

      1. Conversion. Each Series A Share is convertible into a number of common shares determined by dividing the original issue price of the Series A Shares ($100) by a conversion price of $3.00 per share, which conversion price is subject to adjustment to avoid dilution in the event of a stock split, recapitalization or other similar events or an issuance of common shares or equivalents below the conversion price then in effect. In addition, the conversion price will be adjusted at the time of conversion for any declared but unpaid dividends on the Series A Shares. The Series A Shares will automatically convert into common shares immediately prior to the closing of a qualified public offering. Holders of at least two-thirds of the outstanding Series A Shares also will have the right to require us to convert all outstanding Series A Shares at any time.

      2. Dividends. Each holder of Series A Shares will be entitled to receive, as and when declared by the Board of Directors, non-cumulative dividends at a rate per annum equal to 0.08 multiplied by the original issue price of the Series A Shares ($100).

      3. Voting. Holders of the Series A Shares will vote together with the holders of the common stock on all matters which are submitted to a vote of the shareholders on the basis of one vote for each common share issuable upon conversion of the Series A Shares held of record by such holders, subject to certain limitations on the maximum number of votes for each Series A Share. In addition, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Shares, voting separately as a class, (a) lease, sell or transfer substantially all of our assets, (b) effect any consolidation, amalgamation, merger or other reorganization resulting in our shareholders owning less than 50% of the voting securities of the surviving corporation, (c) authorize or issue any securities having liquidation or dividend rights superior to or on a parity with the Series A Shares, (d) increase or decrease the number of authorized Series A Shares, or (e) declare or pay any dividend on any security or redeem any shares, subject to certain exceptions. The holders of the Series A Shares, voting separately as a class, will be entitled to elect one additional director to our Board of Directors.

      4. Liquidation. If we liquidate, dissolve or are wound up, consolidate or merge into or with any other entity or sell substantially all of our assets, and, in the case of any such consolidation or merger, if our shareholders immediately prior to such transaction own less than 51% of the voting securities of the surviving entity, then the holders of Series A Shares will be entitled to receive an amount equal to two times the original issue price of the Series A Shares ($100) for each Series A Share held (subject to adjustment), plus all declared but unpaid dividends thereon. If after such payments are made, there are any remaining funds, such funds will be distributed to the holders of the Class A Preferred Shares and our common shares, ratably.

      5. Redemption. After one year plus one day after issuance of the Series A Shares, we may, at our option, repurchase all, but not less than all, of the of the issued and outstanding Series A Shares from the holders of the Series A Shares at a price per share equal to a 25% per annum premium above the original issue price of the Series A Shares ($100).

         There is no limitation imposed by Canadian law or by our Articles of Incorporation or other charter documents on the right of a non-resident of Canada to hold or vote the proposed Series A Shares, other than as provided in the Investment Canada Act, as amended, referred to as the Investment Act.

         The Investment Act generally prohibits implementation of a reviewable investment by an individual, government or agency thereof, corporation, partnership, trust or joint venture that is not a "Canadian" as defined in the Investment Act, referred to as a non-Canadian, unless, after review, the minister responsible for the Investment Act is satisfied that the investment is likely to be of net benefit to Canada. If an investment by a non-Canadian is not a reviewable investment, it nevertheless requires the filing of a short notice which may be given at any time up to 30 days after the implementation of the investment.

         An investment in the Series A Shares by a non-Canadian that is a WTO investor would be reviewable under the Investment Act if it were an investment to acquire direct control, through a purchase of our assets or voting interests, and the gross book value of our assets equaled or exceeded $218 million, the threshold established for 2002, as indicated in our financial statements for our fiscal year immediately preceding the implementation of the investment. In subsequent years, such threshold amount may be increased or decreased in accordance with the provisions of the Investment Act. A WTO investor is an investment by an individual or other entity that is a national of, or has the right of permanent residence in, a member of the World Trade Organization, current members of which include the European Community, Germany, Japan, Mexico, the United Kingdom and the United States, or a WTO investor-controlled entity, as defined in the Investment Act.

         An investment in the Series A Shares by a non-Canadian, other than a WTO investor, would be subject to review under the Investment Act if it were an investment to acquire our direct control and the value of the assets were $5.0 million or more, as indicated on our financial statements for our fiscal year immediately preceding the implementation of the investment.

         A non-Canadian, whether a WTO investor or otherwise, would acquire control in us for the purposes of the Investment Act if he, she or it acquired a majority of our common shares or acquired all or substantially all of the assets used in conjunction with our business. The acquisition of less than a majority, but one-third or more of our common shares, would be presumed to be an acquisition of control in us unless it could be established that we were not controlled in fact by the acquirer through the ownership of common shares.

         The Investment Act would not apply to certain transactions in relation to the Series A Shares including:

(a) an acquisition of Series A Shares by any person if the acquisition were made in the ordinary course of that person's business as a trader or dealer in securities;

(b) an acquisition of control in us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Act; and

(c) an acquisition of control in us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact in us through the ownership of voting interests, remains unchanged.

         In order to be effective, the proposed special resolution approving the above-described amendments to the Articles of Incorporation must be passed by a majority of not less than two-thirds of the votes cast by the shareholders of Workstream who vote in respect of such resolution.

Board's Recommendation

         Our Board of Directors recommends that all shareholders vote "FOR" the special resolution authorizing the amendment to the Articles of Incorporation of Workstream.

Amendment to Stock Option Plan

         On August 23, 2002, the Board resolved that, subject to the approval of the shareholders, the maximum number of Shares which are reserved for issuance under our 2001 Amended and Restated Stock Option Plan (the "Plan") be increased by 500,000 Shares to a total of 3,000,000 Shares. The purpose of this amendment to the Plan is to provide us with a greater ability to attract and retain qualified individuals as employees, officers and directors by the granting of options. Management views the granting of stock options as a key part of employee compensation, retention and attraction.

         As of September 12, 2002, options to purchase 1,898,253 Shares have been granted net of cancellations, pursuant to the Plan. This leaves us with only 601,747 Shares remaining to be granted under the Plan, which may be subject to new options, including options to be granted pursuant to acquisitions and to directors as compensation for services rendered to us. Consequently, our ability to issue any further options will be limited unless the number of Shares issuable under the Plan is increased. A larger pool of Shares, which may be subject to new options, will also allow us to grant options to individuals who may join us in the future.

         The key provisions of the Plan, as proposed to be amended, are as follows:

         o Number of Shares. The aggregate maximum number of Shares that may be issued under the Plan will be increased to 3,000,000 if the amendment is approved, subject to adjustment upon the occurrence of any subdivision, redivision, consolidation, or other similar change affecting the Shares. If any Shares subject to any option are forfeited, or an option is terminated without issuance of Shares, the Shares subject to such option will again be available for grant under the Plan.

         o Administration. The plan is administered by the Audit Committee of the Board of Directors.

         o Eligibility. All of our employees, officers, directors, consultants and advisors are eligible to receive options. To be eligible to receive grants, consultants and advisors must have performed services for us or one of our affiliates under a written contract. As of September 12, 2002, there were approximately 230 eligible employees.

         o Term of Stock Option Plan. No options may be granted under the Plan after five years from the date the Plan was approved by a majority of our shareholders.

         o Options. Options granted under the Plan may be either incentive stock options (ISOs) or non-qualified stock options. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. If the options are granted to a U.S. employee, the Audit Committee will designate the options granted under the Plan as ISOs or non-qualified stock options.

         o Exercise Price. The exercise price of an option granted under the Plan is determined by the Audit Committee, but in any event the option price shall not be lower than the fair market value of a Share on the date the option is granted. The exercise price must be at least 110% of the fair market value of our Shares on the date an ISO is granted if the recipient owns Shares possessing more than 10% of the total voting power of our stock.

         o Termination of Options. All options terminate on the earliest of: (a) the expiration of the term specified in the option, which may not exceed five years from the date of grant, unless the Audit Committee specifies otherwise;
(b) the expiration of two months from the date an optionee's employment or service with us or our affiliates terminates for any reason other than disability, death or retirement; or (c) the expiration of six months from the date an optionee's employment or service with us or our affiliates terminates by reason of disability, death or retirement. The Audit Committee, in its discretion, may provide for additional limitations on the terms of any option.

         o Transfers. No option granted under the Plan may be transferred, except by will or the laws of descent and distribution.

         o Payment. An optionee may pay for shares covered by an option in cash, certified check, bank draft, money order or by such other mode of payment as the Audit Committee may approve.

         o Provisions Relating to a Change of Control. Unless otherwise determined by the Board of Directors, upon the occurrence of a Change of Control, all options become immediately vested and exercisable in full, provided that optionees are not required to exercise their options if the exercise price is greater than the price per share of the offer received in connection with the Change of Control.

         A Change of Control will occur upon approval by a majority of the shareholders of an offer to acquire greater than fifty percent of the combined voting power of our outstanding securities or an offer to acquire us through the purchase of all of our assets, by amalgamation or otherwise.

         o Amendments. The Audit Committee, with the approval of a majority of the shareholders, may amend the Plan from time to time in such manner as it may deem advisable, provided the Plan is not amended more than once every six months other than to comply with changes in the tax and employee benefit laws. Nevertheless, the Audit Committee may not, without obtaining an optionee's approval, alter or impair the rights or increase the obligations with respect to an option previously granted.

         o Vesting. Unless otherwise specified by the Audit Committee, options granted under the Plan vest in three equal annual installments beginning on the first anniversary of their grant. The exercise period for the options may be accelerated from time to time, as determined by the Audit Committee.

         In order to be effective, the amendment to the 2001 Amended and Restated Stock Option Plan must be approved by a majority of votes cast by our shareholders who vote in respect of such resolution. In the event the resolution is not approved by the shareholders, the number of options available for employees and directors will remain at 2,500,000 Shares.

         Copies of the 2001 Amended and Restated Stock Option Plan may be obtained without payment and on request by contacting Tammie Brown at 613-270-0619, extension 263, (toll-free 1-877-327-8483) or via e-mail at
tammie.brown@workstreaminc.com. In addition, copies of the 2001 Amended and Restated Stock Option Plan will be available for review at the Meeting.

Board's Recommendation

         Our Board of Directors recommends that all shareholders vote "FOR" the resolution authorizing the amendments to the Plan.

                         SHAREHOLDERS' RIGHT TO DISSENT
                         ------------------------------

         Section 190 of the Act permits a shareholder who dissents, in connection with the special resolution to amend our Articles of Incorporation to provide for the creation of an unlimited number of Series A Shares, described above, to require us to purchase his or her shares at their fair value. A shareholder who dissents must offer to sell all the shares held by him or her to us. In order to dissent, the dissenting shareholder must send to us a written objection to the special resolution at or before the Meeting. If the shareholders adopt the resolution at the Meeting, then we must, within 10 days, send to each shareholder, who objected, a notice that the special resolution was adopted, unless the shareholder voted for the special resolution or has withdrawn his or her objection. Within 20 days of receiving notice that the special resolution was adopted, the dissenting shareholder must send to us a written notice containing the dissenting shareholder's name and address, the number and class of shares in respect of which the dissenting shareholder dissents and a demand for payment of the fair value of such shares. Within 30 days of submitting the notice, the shareholder must send the relevant share certificates to us. At the time the dissenting shareholder sends the notice which requires us to purchase the shareholder's shares, the shareholder ceases to have any rights as a shareholder except the right to be paid the fair value of the shares, unless the dissenting shareholder withdraws the notice before we make an offer to pay fair value for the shares or our directors revoke the resolution authorizing the amendments to the Articles of Incorporation if our directors are authorized to do so. If the resolution is revoked, the shareholder's rights as a shareholder are reinstated as of the date on which the notice was sent.

         We are required to send a written offer to dissenting shareholders offering to pay an amount considered by our directors to be the fair value of the shares or to notify the dissenting shareholders that we cannot lawfully pay for the shares. If a dissenting shareholder fails to accept the offer, then the issue of fair value is submitted to a court for determination.

Certain Transactions

         Between December 2001 and February 2002, Michael Mullarkey, our Chairman and Chief Executive Officer, loaned us an aggregate amount equal to $750,000, which is evidenced by a promissory note that is payable on demand and bears interest at 4.75% per annum. Interest of $20,807 has been accrued but unpaid as of September 12, 2002.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
                   ------------------------------------------

         A copy of our Annual Report on Form 10-K, as amended, for fiscal year 2002, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to Investor Relations, Workstream Inc., 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1or by calling Tammie Brown at
(613) 270-0619, extension 263.



                     SHAREHOLDER PROPOSALS FOR NEXT MEETING
                     --------------------------------------

         Proposals of shareholders to be presented at our 2003 annual meeting of shareholders must be received by the Secretary of Workstream before July 31, 2003 to be considered for inclusion in the Management Proxy Circular and Form of Proxy relating to the Circular.

                           INCORPORATION BY REFERENCE
                           --------------------------

         Certain information regarding material transactions we consummated since the beginning of fiscal year 2002 is incorporated by reference from our Annual Report enclosed herewith.

                                   CERTIFICATE
                                   -----------

         The contents of this Management Proxy Circular, and the sending of it to the holders of shares of Workstream, to each director of Workstream and to the appropriate governmental agencies have been approved by the Board of Directors.

DATED at Ottawa, Ontario, this 2nd day of October, 2002.

BY ORDER OF THE BOARD

Signed by:


Michael Mullarkey
Chairman

                                   EXHIBIT "A"
                               SPECIAL RESOLUTION
                                       OF
                                 WORKSTREAM INC.


BE IT RESOLVED as a special resolution that:

1. the articles of Workstream Inc. ("Workstream") be amended to create an unlimited number of Class A Preferred Shares, issuable in Series, which, as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set out in Schedule I attached hereto;

2. the articles of Workstream be amended to create an unlimited number of Class A, Series A Preferred Shares which shall have attached thereto the rights, privileges, restrictions and conditions as set out in
         Schedule II attached hereto;

3. any officer or director of Workstream is hereby authorized and directed from time to time for and on behalf of Workstream to execute all such other documents and to do all such other acts as in such officer's or directors's discretion may be necessary or desirable to give effect to the foregoing including, without limitation, the delivery of articles of amendment in the prescribed form to the Director appointed under the Canada Business Corporations Act; and

4. notwithstanding the foregoing, the directors of Workstream may, without further approval of the shareholders of Workstream, revoke this resolution at any time before the certificate of amendment to be issued by such Director upon receipt of such Articles of Amendment becomes effective.

                                   SCHEDULE I
                           TO ARTICLES OF AMENDMENT OF
                                 WORKSTREAM INC.

                         CLASS A PREFERRED SHARES RIGHTS


         The Class A Preferred Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.   Directors' Authority to Issue in One or More Series

     The board of directors of the Corporation may issue the Class A Preferred Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series including, without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any), and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

2.   Ranking of Class A Preferred Shares

     No rights, privileges, restrictions or conditions attached to a series of Class A Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Class A Preferred Shares then outstanding. The Class A Preferred Shares shall be entitled to priority over the Common Shares of the Corporation and over any other shares of the Corporation ranking junior to the Class A Preferred Shares with respect to priority in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Class A Preferred Shares are not paid in full, the Class A Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the Class A Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Class A Preferred Shares of any series may also be given such other preferences, not inconsistent with sections 1 and 2 hereof, over the Common Shares and over any other shares ranking junior to the Class A Preferred Shares as may be determined in the case of such series of Class A Preferred Shares.

                                   SCHEDULE II

                           TO ARTICLES OF AMENDMENT OF

                                 WORKSTREAM INC.

                       CLASS A, SERIES A PREFERRED SHARES

                                  SHARE RIGHTS

The first series of Class A Preferred Shares of the Corporation shall consist of an unlimited number of Class A Preferred Shares which shall be designated as Series A Convertible Preferred Shares (hereinafter referred to as the "Series A Shares") which shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1      Liquidation

1.1.1 Liquidation Payments. The following amounts ("Series A Liquidation Payments") shall be payable with respect to Series A Shares upon the occurrence of a Liquidation Event, subject to the other terms set out below:

1.1.1.1 Upon the occurrence of a Liquidation Event, the holders of any Series A Shares shall be entitled in preference to the holders of Common Shares or any shares ranking junior to the Series A Shares, and pari passu in respect of the holders of any other series of Class A Preferred Shares, to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes an amount equal to two
              (2) times the Original Series A Issue Price for each Series A Share held by them (such amount to be proportionately adjusted for stock splits, stock dividends, stock combinations, stock recapitalizations and similar events), together with all declared but unpaid dividends thereon.

1.1.1.2 If all assets of the Corporation shall be insufficient to permit the payment in full to the holders of Class A Preferred Shares of all amounts so distributable to them, then the entire assets of the Corporation available for such distribution shall be distributed rateably among the holders of Class A Preferred Shares, pari passu, in proportion to the full preferential amount each such holder is otherwise entitled to receive.


1.1.1.3 After the payment referred to in Section 1.1.1.1 has been made in full to such holders of Series A Shares, or funds necessary for such payment have been set aside by the Corporation in trust for the exclusive benefit of such holder so as to be available for such payment, any assets remaining available for distribution will be distributed ratably among the holders of Class A Preferred Shares and Common Shares.

1.1.1.4 After conversion of any Series A Shares into Common Shares pursuant to the rights attaching to such Series A Shares as set out in the Articles, the holder of such Series A Shares shall not be entitled to the preferential payment or distribution which is described in this Subsection 1.1.1 but shall share ratably in any distribution of the assets of the Corporation among the holders of Common Shares.

1.1.2 Distribution Other than Cash. Whenever the distributions provided for in this Section 1.1 shall be payable in property other than cash, the value of such distribution shall (i) in the case of publicly traded securities, be equal to the average of the closing sale price of such securities on their principal exchange over the thirty (30) business days immediately preceding the effective date of the Liquidation Event, or (ii) in all other cases, be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

1.1.3 Sale of Assets as Liquidation, Etc. The sale of all or substantially all of the Corporation's property and assets or the acquisition of the Corporation by another entity (including, without limitation, any reorganization, merger or consolidation) resulting in the exchange of all of the outstanding shares of the Corporation for securities issued or other consideration paid, by the acquiring entity or any affiliate thereof (except for a merger or consolidation after the consummation of which the shareholders of the Corporation own at least 51% of the voting securities of the surviving corporation or its parent corporation) shall be deemed to be a Liquidation Event for purposes of this Section 1.1.

1.1.4 Notice. Written notice of any proposed Liquidation Event stating an estimated payment date, the amount of the Series A Share Liquidation Payments and the place where such Series A Share Liquidation Payments shall be payable, shall be delivered to the holders of Series A Shares not less than 30 days prior to the proposed date of such proposed Liquidation Event.

1.2      Conversion.

The holders of Series A Shares shall have conversion rights as follows (the "Series A Conversion Rights"):

1.2.1    Optional Conversion.
         -------------------

            1.2.1.1 Optional Conversion. Each Series A Share shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the Original Series A Issue Date at the office of the Corporation or any transfer agent for the Series A Shares, and after a registration statement for the Common Shares issued upon conversion is effected by the Securities Exchange Commission into such number of fully paid and non-assessable Common Shares as is determined by making the following calculation: each Series A Share shall be converted into that number of fully paid and non-assessable Common Shares determined by multiplying each such share by the ratio determined by dividing the Original Series A Issue Price by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Series A Conversion Price at which Common Shares will be deliverable upon conversion of Series A Shares without the payment of any additional consideration by the holder thereof shall initially be US$3.00 per Common Share.

1.2.1.2  Adjustments to Series A Conversion Price. The Series A Conversion Price
           shall be subject to the following adjustments:


    1.2.1.2.1 the anti-dilution adjustments prescribed by Subsection 1.2.3 hereof; and

    1.2.1.2.2 the adjustment prescribed by Subsection 1.2.4 to account for any unpaid dividends on the Series A Shares, as such dividends may be declared pursuant to Subsection 1.4.1 hereof;

    notwithstanding any adjustment provisions set forth herein, in no event shall the Series A Conversion Price be more than 80% of the market price of the Common Shares of the Corporation for the 5 days immediately preceding the date of conversion.

1.2.1.3 Mechanics of Optional Conversions. Before any holder of Series A Shares shall be entitled to convert the same into Common Shares, the holder shall surrender the certificate or certificates therefor at the office of the Corporation or of any transfer agent for Series A Shares, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the holder's name or the name or, subject to any legal or contractual restrictions on transfer thereof, names of the holder's nominees in which the holder wishes the certificate or certificates for Common Shares to be issued. On the date of conversion, all rights with respect to the Series A Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of Common Shares into which such Series A Shares have been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder's attorney duly authorized in writing. No fractional Common Share shall be issued upon the optional conversion of Series A Shares. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series A Conversion Price. The Corporation shall, as soon as practicable after surrender of the certificate or certificates for conversion, issue and deliver at such office to such holder of Series A Shares, or, subject to any legal or contractual restrictions on transfer thereof, to the holder's nominee or nominees, a certificate or certificates for the number of Common Shares to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of Series A Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date.

1.2.2  Automatic Conversion.
       --------------------

1.2.2.1. Automatic Conversion. Each Series A Share shall be converted automatically into Common Shares at the then effective Series A Conversion Price for each such Series A Share:

          1.2.2.1.1 Immediately prior to or contemporaneously with the closing of an offering or offerings (a "Qualified PO") pursuant to a receipted prospectus under the Securities Act (Ontario), as amended, or similar document filed under other applicable securities laws in Canada or the United States, covering the offer and sale to the public of Common Shares into which the Series A Shares may be converted and/or for the account of the Corporation in which:

                      1.2.2.1.1.1 the Common Shares are listed on the Toronto Stock Exchange, the New York Stock Exchange, or the American Stock Exchange, or quoted on NASDAQ or any combination thereof;

                      1.2.2.1.1.2 the minimum gross proceeds to the Corporation from such offering or offerings is/are not less than US$20,000,000; and

                      1.2.2.1.1.3 the offering price of the Common Shares in such offering shall be not less than US$7.00 per Common Share (as adjusted for any stock, split, stock dividend, stock combinations, stock recapitalization and similar events); or

          1.2.2.1.2 at the election of the holders of at least 66-2/3% of the Series A Shares, collectively as a single series.

1.2.2.2 Mechanics of Automatic Conversions. Upon the occurrence of an event specified in Subsections 1.2.2.1.1 or 1.2.2.1.2, all the Series A Shares shall be converted automatically without any further action by the holders of the Series A Shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Series A Shares being converted shall be given written notice of the occurrence of an event specified in Subsection 1.2.2.1 including the date such event occurred (the "Automatic Conversion Date"), and the Corporation shall not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing such Series A Shares being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. On the Automatic Conversion Date, all rights with respect to the Series A Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of Common Shares into which such Series A Shares have been converted. Upon the automatic conversion of the Series A Shares, the holders of such Series A Shares shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares into which the Series A Shares surrendered were convertible on the Automatic Conversion Date. No fractional Common Share shall be issued upon the automatic conversion of Series A Shares. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price. Such conversion shall be deemed to have been made upon the occurrence of any event described in Subsection 1.2.2.1, and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.


1.2.3    Adjustments to Series A Conversion Price.
         ----------------------------------------

   1.2.3.1 Special Definitions. For purposes of this Subsection 1.2.3, the following definitions shall apply:

              "Additional Common Shares" shall mean all Common Shares issued (or, pursuant to Subsection 1.2.3.2, deemed to be issued) by the Corporation after the Original Series A Issue Date, other than:
          (i) Common Shares issued or issuable upon conversion of any Convertible Securities or exercise of any Options outstanding on the Original Series A Issue Date; and

          (ii) any Common Shares allotted for issuance, issued or issuable pursuant to the existing stock purchase or option plans of the Corporation as at the Original Series A Issue Date or pursuant to any increase thereof, or any new stock purchase or option plan, approved thereafter by holders of a majority of the outstanding shares of all classes.

   1.2.3.2 No Adjustment of Conversion Price. No adjustment in the number of Common Shares into which the Series A Shares is convertible shall be made by the adjustment of the Series A Conversion Price thereof: (i) unless the Consideration Per Share (as defined herein) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the Series A Conversion Price for the Series A Share in effect immediately prior to the issued of such Addition Common Shares, or (ii) if prior to such issuance, the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding Series A Shares, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Common Shares.

1.2.3.3     Deemed Issue of Additional Common Shares.

      1.2.3.3.1 Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Series A Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of securities entitled to receive any such Options or Convertible Securities (other than as contemplated by Subsection 1.2.3.1 hereof), then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of issue of such Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Common Shares are deemed to be issued:

          1.2.3.3.1.1 no further adjustment of the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          1.2.3.3.1.2 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the Consideration (as defined in Subsection 1.2.3.6), payable to the Corporation, or decrease in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

          1.2.3.3.1.3 upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                      (A) in the case of the Convertible Securities or Options for Common Shares, the only Additional Common Shares issued were the Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the Consideration received therefor was the Consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the Consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional Consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                      (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the Consideration received by the Corporation for the Additional Common Shares deemed to have been then issued was the Consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the Consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

      1.2.3.3.2  no readjustment pursuant to Subsections 1.2.3.3.1.2 or
                 1.2.3.3.1.3 above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date; or (ii) the Series A Conversion Price that would have resulted from any issue of Additional Common Shares between the original adjustment date and such readjustment date;

      1.2.3.3.3 in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in subsection 1.2.3.3.1.3(A) above; and

      1.2.3.3.4 if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series A Conversion Price shall be adjusted pursuant to this Section 1.2.3 as of the actual date of their issue.

1.2.3.4 Stock Dividends, Stock Distribution and Subdivisions. In the event the Corporation at any time or from time to time after the Original Series A Issue Date shall declare or pay any dividend or make any other distribution on the Common Shares payable in Common Shares or effect a subdivision of the outstanding Common Shares (by reclassification or otherwise other than by payment of a dividend in Common Shares), then and in any such event, Additional Common Shares shall be deemed to have been issued:

        1.2.3.4.1 in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class or series of securities entitled to receive such dividend or distribution; or

        1.2.3.4.2 in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.


        1.2.3.4.3 If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series A Conversion Price shall be adjusted pursuant to this Subsection 1.2.3 as of the time of actual payment of such dividend.

1.2.3.5 Adjustment of the Series A Conversion Price Upon Issue of Additional Common Shares. In the event that at any time or from time to time after the Original Series A Issue Date and prior to the closing of a Qualified IPO, the Corporation shall issue Additional Common Shares (including, without limitation, Additional Common Shares deemed to be issued pursuant to Subsection 1.2.3.3 but excluding Additional Common Shares deemed to be issued pursuant to 1.2.3.4, which event is dealt with in 1.2.3.7), without consideration or for a Consideration Per Share which is less than the Series A Conversion Price, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to the lowest consideration per share received by the Corporation for any such Additional Common Shares.

1.2.3.6 Determination of Consideration. For purposes of this Subsection 1.2.3, the consideration (the "Consideration") received or receivable by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

      1.2.3.6.1  Cash and Property. Such Consideration shall:


          1.2.3.6.1.1 insofar as it consists of cash, be computed at the aggregate amounts of cash received or receivable by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

          1.2.3.6.1.2 insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

          1.2.3.6.1.3 in the event Additional Common Shares are issued together with other shares, securities or other assets of the Corporation for consideration which covers the Additional Common Shares and the other shares, securities or other assets, be the proportion of such consideration so received or receivable, computed as provided in Subsections 1.2.3.6.1.1 and 1.2.3.6.1.2 above, allocable to such Additional Common Shares as determined in good faith by the Board of Directors.

      1.2.3.6.2 Additional Common Shares other than Options and Convertible Securities. The Consideration per share (the "Consideration Per Share") for the issue of any Additional Common Shares other than Options and Convertible Securities shall be the Consideration for the issue of any Additional Common Shares other than Options or Convertible Securities, divided by the total number of such Additional Common Shares issued by the Corporation in exchange therefor.

      1.2.3.6.3 Options and Convertible Securities. The Consideration per share (also the "Consideration Per Share", as the context requires) for Additional Common Shares deemed to have been issued pursuant to Subsection 1.2.3.3.1, relating to Options and Convertible Securities, shall be computed by dividing (x) the Consideration for the issue of such Options or Convertible Securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such Consideration), payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the number of Additional Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

1.2.3.7 Adjustment of the Series A Conversion Price for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Shares.


      1.2.3.7.1 Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall be deemed to have issued Additional Common Shares pursuant to Subsection 1.2.3.4 in a stock dividend, stock distribution or subdivision, the Series A Conversion Price in effect immediately before such deemed issue shall, concurrently with the effectiveness of such deemed issue, be proportionately decreased.

      1.2.3.7.2 Combinations or Consolidations. In the event the outstanding shares of Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Shares, the Series A Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

      1.2.3.7.3 Adjustment for Reclassification, Exchange or Substitution. In the event that at any time or from time to time after the Original Series A Issue Date, the Common Shares issuable upon the conversion of Series A Shares shall be changed into the same or a different number of shares of any class or series of stock, whether by capital reorganization, reclassification, or otherwise other than a merger, consolidation, or sale of assets provided for in Subsection 1.1.3 above, then and in each such event the holder of any Series A Shares shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by the holder of a number of Common Shares equal to the number of Common Shares into which such Series A Shares might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

1.2.3.8 No Impairment. The Corporation shall not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, amalgamation, merger, dissolution, issue or sale of securities or any other voluntary action, including, without limitation, voluntary bankruptcy proceedings, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 1.2 and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights under this Section 1.2 against impairment.

1.2.3.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 1.2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series A Shares, furnish or cause to be furnished to such holder a like certificate setting forth
        (i) such adjustments and readjustments; (ii) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of each Series A Share; (iii) any amendment to the Articles of the Corporation that may adversely affect the rights of the holders of the Series A Shares; and (iv) the Series A Conversion Price at the time in effect.

1.2.3.10 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall deliver to each holder of Series A Shares at least twenty (20) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

1.2.3.11 Common Shares Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Shares such number of Common Shares as shall from time to time be sufficient to effect conversion of the Series A Shares, as adjusted from time to time.

1.2.3.12 Certain Taxes. The Corporation shall pay any issue or transfer taxes duly payable by the Corporation in connection with the conversion of Series A Shares, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Series A Shares.

1.2.3.13 Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Series A Shares or any Common Shares issued or issuable upon the conversion of any Series A Shares in any manner that interferes with the timely conversion or transfer of any Series A Shares or Common Shares.

1.2.4 Adjustment for Declared But Unpaid Dividends. The Series A Conversion Price shall be reduced, on a per share basis, to a price (calculated to the nearest cent) equal to the Series A Conversion Price in effect at such time for a Series A Share less any unpaid dividends on such Series A Share, as declared pursuant to Subsection 1.4.1 hereof. For greater certainty, the adjustment shall exclude any dividends paid in cash by the Corporation to the holders of the Series A Shares in accordance with Subsection 1.4.1 hereof. The Corporation shall account for this adjustment only at such time as the Series A Shares are converted into Common Shares in accordance with Subsection 1.2.1 or 1.2.2 above and the Corporation shall not be required to issue a certificate relating to the adjustment prescribed by this section in accordance with Subsection
       1.2.3.9 above.

1.2.5 Notwithstanding anything contained herein to the contrary, the aggregate number of Common Shares issued upon conversion and exercise of the Future Priced Securities (as defined below) cannot equal or exceed 20% of the Common Shares outstanding immediately before the issuance of a Future Priced Security, unless the Corporation has obtained prior shareholder approval for such issuance. In the event the aggregate number of Common Shares that would be issued upon conversion and exercise of the Future Priced Securities equals or exceeds 20% of the Common Shares so outstanding, and the Corporation has failed to obtain prior shareholder approval for such issuance, then the number of Common Shares which the holders of the Future Priced Securities would be entitled to acquire through the conversion and exercise of the Future Priced Securities shall be reduced on a pro rata basis (in proportion to a fraction, the numerator of which shall be the total number of Common Shares issuable to the holder of a Future Priced Security upon exercise and conversion of such holder's Future Priced Security, and the denominator of which shall be the aggregate number of Common Shares issuable upon exercise and conversion of all of the Future Priced Securities) so that the aggregate number of Common Shares issuable upon exercise and conversion of the Future Priced Securities does not equal or exceed 20% of the Common Shares outstanding immediately before the first issuance of a Future Priced Security. For purposes of this Schedule, "Future Priced Securities" shall mean the 8% Senior Subordinated Secured Convertible Notes (the "Notes") and Common Stock Purchase Warrants issued in connection with the transactions contemplated by the Securities Purchase Agreement dated as of April __, 2002 by and among the Corporation and the purchasers set forth on Schedule A thereto (the "Purchase Agreement"), and the Corporation's Class A Preferred Shares issuable upon conversion of the Notes.

1.3      Voting Rights

         1.3.1 Voting Rights. In addition to the rights of holders of Series A Shares to vote as a separate series or as a member of the separate class of Class A Preferred Shares in accordance with applicable law, each holder of outstanding Series A Shares shall be entitled to notice of any meeting of shareholders and shall be entitled to the number of votes equal to the number of whole Common Shares into which each such Series A Share held by such holder could be converted on the date for determination of shareholders entitled to vote at the meeting or on the date of any written consent. Except as otherwise required by law, holder of the Series A Shares and any other outstanding series of Class A Preferred Shares shall vote together with the holders of Common Shares as a single class upon any matter submitted to the shareholders for a vote.

         1.3.2 Change of Rights, Etc. Attaching to Series A Shares. The Corporation shall not add to, change or remove any right, privilege, restriction or condition attaching to the Series A Shares as a class without a resolution signed by the holders of at least two-thirds (2/3) of the Series A Shares or passed by the affirmative vote of at least two-thirds (2/3) of the votes cast by holders of Series A Shares voting separately as a class at a meeting of the holders of the Series A Shares duly called for that purpose.

         1.3.3 Consents and Approvals. In addition to any other rights provided by law, for so long as any Series A Shares are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of not less that two-thirds (2/3) of the then outstanding Series A Shares, voting as a separate class:

                  1.3.3.1 effect or obligate itself to effect, any merger, sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation (which shall include any effective transfer of assets regardless of the structure of any such transaction as a license or otherwise), or any consolidation, amalgamation, merger or other reorganization involving the Corporation resulting the shareholder of the Corporation owning less than fifty percent (50%) of the voting securities of the surviving corporation or its parent corporation;

                  1.3.3.2 authorize or issue any new or existing class or classes or series of shares having any preference or priority as to dividends or liquidation preferences superior to or on a parity with any such preference or priority of the Series A Shares, or authorize or issue shares or any bonds, debentures, notes or other obligations convertible into or exchangeable for, any share of the Corporation having any preference or priority as to dividends or liquidations preferences superior to or on a parity with any such preference or on a parity with any such preference or priority of the Series A Shares;

                  1.3.3.3 increase or decrease the authorized number of shares of Series A Shares; or

                  1.3.3.4 declare or pay any dividend on any security of the Corporation or redeem or purchase any of its shares, except pursuant to an agreement to repurchase Common Shares held by an employee, director or consultant of the Corporation upon termination of their employment or services with the Corporation.

         1.3.4 Board Representation. The holders of record of Series A Shares, voting as a separate class, shall be entitled to elect one (1) director of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A Shares shall constitute a quorum of such Series A Shares. A vacancy in any directorship elected solely by the holders of Series A Shares shall be filled only by vote or written action in lieu of meeting of the holders of Series A Shares.

         1.3.5 Formalities of Shareholder Meeting. The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Class A Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Class A Preferred Shares, each holder of Series A Shares entitled to vote thereat shall have one vote in respect of each Series A Share held.

1.4      Dividends
------------------

         1.4.1 The holders of outstanding Series A Shares shall be entitled to receive equally, share for share, as and when declared by the Board of Directors and out of the funds legally available therefore, non-cumulative dividends at an annual rate equal to
                  (i) 0.08 multiplied by (ii) the Original Series A Issue Price. No dividends shall be declared or paid to the holders of Common Shares unless a dividend at the rate specified in this section 1.4 is declared on the Series A Shares and the holders of Series A Shares have been paid in full all of the dividends to which they are entitled.

         1.4.2 Notwithstanding anything contained herein to the contrary, no holder of Series A Shares that were originally issued in connection with a specific Purchase Agreement (as defined below) shall cast a number of votes with respect to those shares on any matter on which the holders of Series A Shares vote together with the holders of Common Shares in excess of that number determined by (i) dividing (A) the aggregate dollar amount paid (directly or by application of principal and interest on convertible notes of the Corporation) to the Corporation (by such holder or a prior transferor) in connection with the initial issuance by the Corporation of such Series A Shares held by such holder by (B) the applicable closing bid price (adjusted for any stock dividends, stock splits or similar transactions after such date) for the Corporation's Common Shares as reported by the Nasdaq Small Cap Market (or other automated quotation system or exchange on which the Common Shares may then be quoted or listed) on the date that a definitive agreement was signed between such holder or a prior transferor and the Corporation (a "Purchase Agreement") whereby the Corporation agreed to the initial issuance of the Series A Shares currently held by such holder or the convertible securities which were converted into the Series A Shares currently held by such holder, as applicable, and (ii) dividing that quotient by the number of Series A Shares (adjusted for any stock dividends, stock splits or similar transactions after such date) that the Corporation actually issued to such holder or a prior transferor, directly or upon conversion of its convertible securities, pursuant to such Purchase Agreement, and (iii) multiplying that quotient by the number of Series A Shares currently held by such holder which were originally acquired by such holder or a prior transferor from the Corporation, directly or upon conversion of convertible securities, pursuant to such Purchase Agreement. If as a result of the foregoing calculation, the maximum number of votes to which a holder of Series A Shares is entitled to cast includes (a) a fraction equal to or greater than one-half, then the number of votes it shall be entitled to cast shall be rounded up to the next whole number, or (b) a fraction less than one-half, then the number of votes it shall be entitled to cast shall be rounded down to the next whole number. Nothing contained herein shall limit or otherwise restrict the right of any holder of Series A Shares to convert any Series A Shares held by it into Common Shares or the voting rights that it will have as a holder of the Common Shares upon such conversion.

1.5      Optional Redemption
----------------------------

         1.5.1 From and after the date one (1) year plus one (1) day after the Original Series A Issue Date, the Corporation may, at its entire discretion, repurchase all, but not less that all, of the issued and outstanding Series A Shares from the holders thereof at a purchase price for each such Series A Share equal to a twenty-five percent (25%) per annum premium above the Original Series A Issue Price (the "Redemption Price"). Such election may be made only by delivering to the holders of the then outstanding Series A Shares a written notice signed by an authorized officer of the Corporation (the "Redemption Notice").

         1.5.2 The holders of Series A Shares shall have thirty (30) days from their receipt of a Redemption Notice to effectuate a conversion of their Series A Shares into Common Shares and not participate in the redemption.

         1.5.3 Within forty five (45) days of its delivery of the Redemption Notice, the Corporation shall redeem all the Series A Shares from the remaining holders of Series A Shares out of funds legally available for such purpose by paying to the holder an amount per Series A Share equal to the number of Series A Shares held by the holder multiplied by the Redemption Price. Concurrent with the payment of the Redemption Price, the holders shall deliver their Series A Share certificates to the Corporation.

1.6      Notices.
-----------------

         All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given, made and received (a) when delivered against receipt; (b) upon transmitter's confirmation of the receipt of a facsimile transmission, which shall be followed by an original sent otherwise in accordance with this Section 1.6; (c) upon confirmed delivery by a standard overnight carrier; or (d) upon expiration of 5 business days after the date when deposited in the mail, first class postage prepaid, addressed to the Corporation at its registered office or at such other address of which the Corporation may notify the holders of Series A Shares from time to time, or if to a holder of Series A Shares or Common Shares, to such holder's address as shown by the records of the Corporation.

2.1      Defined Terms

         In this Schedule:

         (a)  "Act" means the Canada Business Corporations Act;

         (b) "Articles" means the articles of incorporation of the Corporation, as amended from time to time;

         (c) "Automatic Conversion Date" has the meaning set out in Subsection 1.2.2.2;

         (d) "Class A Preferred Shares" means the Class A Preferred Shares of any series in the capital of the Corporation;

         (e) "Common Shares" means the common shares in the capital of the Corporation;

         (f) "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock (other than Common Shares) or other securities directly or indirectly convertible into or exchangeable for Common Shares other than Series A Shares and other than any Convertible Security referred to in subsection 1.2.3.1(iii) above;

         (g)  "Consideration" has the meaning set out in Subsection 1.2.3.5;

         (h) "Consideration Per Share" has the meaning, as the context requires, set out in Subsections 1.2.3.5.2 and 1.2.3.5.3;

         (i) "Corporation" means Workstream Inc. or its successors, including without limitation, a successor created by amalgamation, merger or court order;

         (j) "Liquidation Event" means the voluntary or involuntary occurrence and continuation of any of the following:

              (i) the liquidation, dissolution or winding-up of the Corporation; and

              (ii) any event deemed to be a Liquidation Event pursuant to
                   Subsection 1.1.3 hereof.

         (k)  "NASDAQ" means the NASDAQ National Market;

         (l) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Shares or Convertible Securities other than any Option referred to in Subsection 1.2.3.1(iii) above;

         (m) "Original Series A Issue Date" means [insert date of subscription];

         (n)  "Original Series A Issue Price" means $100.00 per Series A Share;

         (o) "Person" means an individual, partnership, corporation, trust, unincorporated association, joint venture, governmental agency or other entity;

         (p)  "Qualified PO" has the meaning set out in Subsection 1.2.2.1.1;

         (q)  "Redemption Notice" has the meaning set out in Subsection 1.5.1;

         (r)  "Redemption Price" has the meaning set out in Subsection 1.5.1;

         (s) "Series A Conversion Price" means, initially, $3.00 per share, as such price may be adjusted from time to time in accordance with Subsections 1.2.1.2 and 1.2.3 hereof;

         (t)  "Series A Conversion Rights" has the meaning set out in Section
              1.2;

         (u) "Series A Liquidation Payments" has the meaning set out in Subsection 1.1.1;

         (v) "Series A Shares" means the Class A, Series A Preferred Shares in the capital of the Corporation.

         This Schedule, as from time to time amended, shall be read without regard to paragraph headings, which are included for ease of reference only, and with all changes in gender and number permitted by the context.

                                    EXHIBIT B
                                    ---------

                             AUDIT COMMITTEE CHARTER
                             -----------------------

Introduction
------------

         Workstream Inc. executive management is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors (the "Board") has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Company has established, an Audit Committee (the "Committee") whose authority and responsibilities are described by this Charter.

Purpose
-------

         This Charter is created in order to define the Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Committee members, management, external and internal auditors a clear understanding of their respective roles. The Committee and the Board will review and assess the adequacy of this Charter annually.

Mission Statement
-----------------

         Oversight of the financial reporting process, the system of internal controls, the audit process, employee/director stock options and CEO compensation.

General Guidelines
------------------

                  Size, Composition and Term of Appointment

           O      The  Committee is a committee of the Board and shall consist of no fewer than three directors, each of whom shall be independent and financially literate, and at least one of whom shall have the requisite accounting or related financial management expertise, in each case as defined by the rules promulgated by the Securities and Exchange Commission ("SEC") applicable to companies with securities listed for trading on the National Market System of the National Association of Securities Dealers, Inc. ("NASD") or similar successor system. The Board shall appoint the Committee's Chairperson and members annually.

                  Meetings

           O      The Committee will meet on a quarterly basis and special
              meetings may be called when circumstances require.

                  Oversight by the Board

           O      The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

           O      The Board will determine annually that the Committee's members are independent and that the Committee has fulfilled its duties and responsibilities. The Board also will review and assess the adequacy of the Committee's Charter.

           Authority

           O      The Committee acts on the Board's behalf in matters outlined below.

           Independent Auditors

           O      The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent public accountants, or to nominate the independent public accountants to be proposed for shareholder approval in the proxy statement. The Committee will consider management's recommendation of the appointment of the independent public accountants. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

           O      The Committee will ensure that the independent public
              accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with the Independence Standards Board Standard No. 1.

           O      The Committee will discuss with the independent public
              accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants.

           O      The Committee will take, or recommend that the full Board
              take, appropriate action to ensure the independence of the independent public accountants.

           O      The Committee will also review with management and the
              independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

           O      The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

           O      The Committee will review with management and the independent public accountants the Company's compliance with laws and regulations having to do with accounting and financial matters.

           O      The Committee and the Board should consider whether the
              independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

           Financial Statements

           O      The Committee will review with management and the independent public accountants, the Company's interim and year-end financial statements, including management's discussion and analysis, and audit findings. Such review will include a discussion of significant adjustments recorded or adjustments passed.

           O      The Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the Financial Accounting Standards Board ("FASB"), SEC or other regulatory bodies, that have an effect on the financial statements.

           O      The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

           O      The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

           O      The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Company's financial statements and significant judgments affecting the financial statements; and the independent public accountants' view of the quality of those principles and such judgments.

           Private Discussions with Independent Public Accountants

           O      The Committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel.

           O      The Committee will also discuss privately with the independent public accountants any issues required by rules of the SEC, FASB and NASD.

           Areas Requiring Special Attention

           O      The Committee will instruct the independent public accountants that the Committee expects to be advised if there are any areas that require special attention.

           Post-Audit Review

           O      The Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

           O      The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

           Litigation

           O      The Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

                                    EXHIBIT C

                            PREVIOUS MEETING MINUTES

         MINUTES of the Annual Meeting of the Shareholders of E-CRUITER.COM INC., held on the 3rd day of October, 2001, at the hour of 10:00 o'clock a.m. in the main boardroom of E-Cruiter.com, 495 March Road, Suite 300, Kanata, Ont.

         PRESENT: Michael Mullarkey
                  Greg Commons (Royal Bank)

Also present with the consent of the meeting were the following:

                  Tammie Brown
                  Marcel Tellier
                  Jennifer Sullivan
                  Robert Kinghan

CHAIRMAN AND SECRETARY
----------------------

         The CEO of the Corporation, Michael Mullarkey, acted as Chairman and Tammie Brown acted as Secretary of the meeting.

APPOINTMENT OF SCRUTINEER
-------------------------

         The Chairman of the meeting asked Jennifer Sullivan, a lawyer from the law firm of Perley-Robertson, Hill & McDougall LLP, to act as scrutineer of the meeting to report on the shareholders present in person or by proxy, to compute the vote on any polls taken or ballots cast at the meeting and, in each case, to report to the Chairman.

NOTICE
------

         The Chairman stated that the notice, management proxy circular, proxy and financial statements for the meeting had been mailed to all shareholders of record and that additional copies of such material were available at the meeting. The Chairman then stated that the Secretary of the Corporation had received proof of service of the notice of the meeting and accompanying management proxy circular, form of proxy and financial statements and directed that proof of service be annexed to the minutes of the meeting.

         On motion duly made, seconded and unanimously carried it was RESOLVED that reading of the notice of the meeting be dispensed with.

SCRUTINEERS REPORT ON ATTENDANCE
--------------------------------

         The Chairman advised that the by-laws state that a quorum of shareholders is present when the majority of the shares entitled to vote are present in person or represented by proxy.

         The scrutineer then presented her report on the number of shareholders present in person or represented by proxy at the meeting which is attached hereto as Schedule "A". On the basis of the scrutineer's report, the Chairman declared that the requisite quorum of shareholders was present and that the meeting was properly constituted.

BUSINESS AND FINANCIAL RESULTS
------------------------------

         The Chairman presented to the shareholders a report on the Corporation's business and financial results for the fiscal year ending May 31, 2001.

FINANCIAL STATEMENTS
--------------------

         The Chairman stated that the financial statements of the Corporation for the year ending May 31, 2001 were mailed to all the shareholders.

         On motion duly made, seconded and unanimously carried it was RESOLVED that the financial statements of the Corporation for the year ending May 31, 2001, as approved by the directors of the Corporation, are hereby approved.

ELECTION OF DIRECTORS
---------------------

         The Chairman then stated that it was in order to proceed with the election of directors and declared the meeting open for nominations. The following persons were nominated:

         Michael Mullarkey
         John Gerard Stanton
         Arthur Halloran
         Thomas Danis
         Cholo Danis
         Matthew Ebbs
         Michael Gerrior

         There being no further nominations, and a majority of those nominated being resident Canadians, the Chairman declared the nominations closed. No shareholders having demanded a ballot, the Chairman declared the foregoing to have been duly elected directors of the Corporation for the ensuing year or until their successors are elected or appointed.

APPOINTMENT OF AUDITORS
-----------------------

         The Chairman then stated that it was necessary to appoint an auditor for the ensuing year. On motion duly made, seconded and unanimously carried, it was RESOLVED that PricewaterhouseCoopers be appointed the auditors of the Corporation until the next annual meeting of shareholders or until a successor is appointed.

REMUNERATION OF AUDITORS
------------------------

         The Chairman stated that the next item of business was the authorization of the directors of the Corporation to fix the remuneration of the auditors for the current year.

         On motion duly made, seconded and unanimously carried it was RESOLVED that the directors are hereby authorized to fix the remuneration of the auditors.

APPROVAL OF PREVIOUS MEETING MINUTES
------------------------------------

         The Chairman stated that the next order of business was the approval of the meeting minutes of the Annual and Special Meeting of Shareholders of October 5, 2000 and the Special Meeting of Shareholder of July 26, 2001. On a motion duly made, seconded and unanimously carried it was RESOLVED that the previous meeting minutes be approved.

TERMINATION
-----------

         The Chairman asked if there was any further business. There being no further business, on motion duly made, seconded and unanimously carried the meeting then terminated.




_____________________________                      _____________________________
Chairman                                           Secretary

                                  SCHEDULE "A"

                     REPORT OF THE SCRUTINEER ON ATTENDANCE
                     --------------------------------------

         The undersigned scrutineer hereby reports that there were 20 shareholders present in person or represented by proxy holding at total of 5,302,465 of Common Shares of the Corporation.


         DATED the 5th day of October, 2000.





                          ______________________________________________________
                          Jennifer Sullivan, Scrutineer

         MINUTES of the Special Meeting of the Shareholders of E-CRUITER.COM INC., held on the 6th day of November, 2001 at the hour of 10:00 o'clock a.m. in the Main Boardroom of E-Cruiter.com Inc., 495 March Road, Suite 300, Kanata, Ontario K2K 3G1.

                  PRESENT: Michael Mullarkey

Also present with the consent of the meeting were the following:

                  Tammie Brown


CHAIRMAN AND SECRETARY
----------------------

         The Chief Executive Officer of the Corporation, Michael Mullarkey, acted as Chairman and Tammie Brown acted as Secretary of the meeting.

APPOINTMENT OF SCRUTINEER
-------------------------

         The Chairman of the meeting asked Tammie Brown, to act as scrutineer of the meeting to report on the shareholders present in person or by proxy, to compute the vote on any polls taken or ballots cast at the meeting and, in each case, to report to the Chairman.

NOTICE
------

         The Chairman stated that the notice, management proxy circular, proxy for the meeting had been mailed to all shareholders of record and that additional copies of such material were available at the meeting. The Chairman then stated that the Secretary of the Corporation had received proof of service of the notice of the meeting and accompanying management proxy circular, form of proxy and financial statements and directed that proof of service be annexed to the minutes of the meeting.

         On motion duly made, seconded and unanimously carried it was RESOLVED that reading of the notice of the meeting be dispensed with.

SCRUTINEERS REPORT ON ATTENDANCE
--------------------------------

         The Chairman advised that the by-laws state that a quorum of shareholders is present when the majority of the shares entitled to vote are present in person or represented by proxy.

The scrutineer then presented her report on the number of shareholders present in person or represented by proxy at the meeting which is attached hereto as Schedule "A". On the basis of the scrutineer's report, the Chairman declared that the requisite quorum of shareholders was present.

ARTICLES OF AMENDMENT - NAME CHANGE
-----------------------------------

         The Chairman stated that the Articles of the Corporation were to change the name of the Corporation from E-Cruiter.com Inc. to Workstream Inc. The purpose of the proposed name change is to reflect E-Cruiter's evolution as a company and its expanded position in the market. E-Cruiter is no longer a point solution provider for applicant tracking systems, as the name "E-Cruiter.com Inc." reflects; rather, it is a provider of diversified services across the employment spectrum including sourcing, recruitment research, applicant tracking, employee integration, employee separation and individual career transition management.

         On a motion duly made, seconded and unanimously carried, it was RESOLVED, as a Special Resolution, that the Special Resolution, in the form presented to the meeting and annexed to these minutes as Schedule "A", is hereby authorized and approved.


TERMINATION
-----------

         The Chairman asked if there was any further business. There being no further business, on motion duly made, seconded and unanimously carried the meeting then terminated.





____________________________                        ____________________________
Chairman                                            Secretary

                                    EXHIBIT A
                                    ---------

                               SPECIAL RESOLUTION

         BE IT RESOLVED THAT:

            1. the articles of the Corporation be amended to change the name of the Corporation from E-Cruiter.com Inc. to Workstream Inc., or, if such name is not acceptable to the Director under the Canada Business Corporations Act, such other name to be chosen by the directors of the Corporation and which is acceptable to the Director under the Canada Business Corporations Act;

            2. any officer or director of the Corporation is hereby authorized and directed from time to time for and on behalf of the Corporation to execute all such other documents and to do all such other acts as in his discretion may be necessary or desirable to give effect to the foregoing including, without limitation, the delivery of articles of amendment in the prescribed form to the Director appointed under the Canada Business Corporations Act; and

            3. notwithstanding the foregoing, the directors of the Corporation may, without further approval of the shareholders of the Corporation, revoke this resolution at any time before the certificate of amendment to be issued by such Director upon receipt of such articles of amendment becomes effective.

                               E-CRUITER.COM INC.

                         SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER 6, 2001

                     REPORT OF THE SCRUTINEER ON ATTENDANCE


         The undersigned scrutineer hereby reports that there were 25 shareholders present in person or represented by proxy holding a total of 8,544,368 of Common Shares of the Corporation.


DATED the 6th day of November, 2001


                            ____________________________________
                            Tammie Brown, Scrutineer